Exhibit 99.1

Viela Bio Announces Initiation of Phase 2b Trial of VIB4920 in Sjögren’s Syndrome

Gaithersburg, MD—December 11, 2019— Viela Bio (Nasdaq:VIE), a clinical-stage biotechnology company pioneering treatments for autoimmune and severe inflammatory diseases, today announced that the first patient has been dosed in a Phase 2b trial of VIB4920 for the treatment of Sjögren’s syndrome—a chronic, systemic autoimmune disease involving inflammation and destruction of the salivary and lacrimal glands which leads to severe dryness and chronic pain.

“Sjögren’s is a common rheumatic disease for which there are currently no approved disease-modifying therapies. Patients with this disease suffer from debilitating fatigue and extensive mouth and eye dryness, and in some cases, lung and kidney disease as well as an increased risk of lymphoma,” said Jorn Drappa, M.D., Ph.D., Chief Medical Officer, Head of Research and Development at Viela Bio. “The initiation of this trial is an important milestone in our research and development efforts involving the CD40/CD40L co-stimulatory pathway. We believe that treatment with our product candidate VIB4920—a fusion protein designed to bind to CD40L—could address immune overactivation in T and B cell-driven diseases such as Sjögren’s syndrome.”

The Phase 2b trial is a randomized, double-blind and placebo-controlled trial designed to evaluate the efficacy and safety of VIB4920 in participants with Sjögren’s syndrome. For additional information about this clinical trial, please visit clinicaltrials.gov, identifier NCT04129164.

About VIB4920

VIB4920 is an investigational fusion protein designed to bind to CD40L, blocking the T cells’ interaction with CD40-expressing cells.

About Sjögren’s Syndrome

Sjögren’s syndrome is a chronic, systemic autoimmune disease characterized by lymphocytic infiltration of the exocrine glands such as the lacrimal and salivary glands. The disease frequently leads to keratoconjunctivitis sicca (dry eye) and xerostomia (dry mouth). Sjögren’s syndrome may occur with other autoimmune diseases, such as systemic lupus erythematosus (SLE) or rheumatoid arthritis (RA). No treatments have been shown to alter the course of this disease. Supportive treatment is aimed at relieving dry mouth/dry eye symptoms.

About Viela Bio

Viela Bio, headquartered in Gaithersburg, Maryland, is a clinical-stage biotechnology company pioneering treatments for autoimmune and severe inflammatory diseases. For more information, please visit www.vielabio.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, prospects and plans; our expectations with respect to the potential regulatory approval of VIB4920 for the treatment of patients with Sjögren’s syndrome; our planned and ongoing clinical trials for our product candidates and the potential advantages of those product candidates, including inebilizumab, VIB4920 for the treatment of patients with Sjögren’s syndrome and VIB7734; the initiation, enrollment, timing, progress, release of data from and results of those planned and ongoing clinical trials; and our goals with respect to the development and potential use, if approved, of each of its product candidates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” or the negative of these terms or other comparable terminology, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various factors may cause differences between our expectations and actual results as discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2019, which was filed with the SEC on November 14, 2019. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors:

Solebury Trout

Chad Rubin

646-378-2947

crubin@soleburytrout.com

Media:

Solebury Trout

Amy Bonanno

914-450-0349

abonanno@soleburytrout.com

Source: Viela Bio Inc.